Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333- 171712) of Sunstone Hotel Investors, Inc. of our report dated July 3, 2012 relating to the financial statements of RP/HH Park Plaza, Limited Partnership which appears in the Current Report on Form 8-K/A of Sunstone Hotel Investors, Inc. dated July 17, 2013.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
July 17, 2013